UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _____________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2007

GSC Investment Corp.
(Exact name of registrant as specified in charter)

Maryland	001-33376	20-8700615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 East 49th Street, New York, NY 10017
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 884-6200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 1, 2007, GSC Investment Corp. (the “Company”) and GSC Investment Funding II LLC (“GSC Funding II”), its wholly owned subsidiary, entered into a purchase and sale agreement (the “Funding II Purchase and Sale Agreement”), pursuant to which the Company agreed to sell to GSC Funding II certain securities and loans purchased by the Company, together with the related rights of payment thereunder and the interests of the Company in the related property and other interest securing the payments to be made under such securities and loans.

On May 1, 2007, GSC Partners CDO Fund Limited (“GSC CDO”) entered into a purchase and sale agreement (the “CDO Purchase and Sale Agreement”, together with the Funding II Purchase and Sale Agreement, the “Purchase and Sale Agreements”), pursuant to which GSC CDO agreed to sell to the Company $60 million in assets, which consisted of first and second lien loans, senior secured bonds, and unsecured bonds. Effective for this purchase, the Company has purchased a portfolio of approximately $210 million in assets since its initial public offering of 7.25 million shares on March 23, 2007.

On May 1, 2007, the Company, as performance guarantor, GSC Funding II, as borrower, and GSCP (NJ), L.P., as servicer, entered into a credit agreement (the “GSC Funding II Credit Agreement”) with Deutsche Bank AG, New York branch, as administrative agent, U.S. Bank National Association, as trustee and back-up servicer, and the commercial paper lenders and financial institutions from time to time party thereto. The GSC Funding II Credit Agreement provides for a $25,708,119 term loan facility. The GSC Funding II Credit Agreement contains certain negative covenants, customary representations and warranties, affirmative covenants and events of default.

On May 1, 2007, the Company, as performance guarantor, GSC Investment Funding LLC (“GSC Funding”), as borrower, and GSCP (NJ), L.P., as servicer, entered into Amendment No.1 to the credit agreement dated April 11, 2007 with Deutsche Bank AG, New York branch, as the committed lender, managing agent and administrative agent (the “Amendment No. 1 to the GSC Funding Credit Agreement”).

The descriptions of the provisions of the Purchase and Sale Agreements, the GSC Funding II Credit Agreement and Amendment No.1 to the GSC Funding Credit Agreement set forth above are qualified in their entirety by reference to the full and complete terms contained in such agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.     Description

10.1      Funding II Purchase and Sale Agreement dated as of May 1, 2007
10.2      CDO Purchase and Sale Agreement dated as of May 1, 2007
10.3      GSC Funding II Credit Agreement dated as of May 1, 2007
10.4      Amendment No. 1 to the GSC Funding Credit Agreement dated as of May 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSC Investment Corp.

Date:	May 2, 2007	By:	/s/ David L. Goret
			Name:	David L. Goret
			Title:	Vice President and Secretary